UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

November 4, 2020

__________

INTEGRATED BIOPHARMA, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-31668	22-2407475
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

225 Long Avenue

Hillsdale, New Jersey 07205

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 319-6962

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2020, Eric Friedman was appointed as a Director of Integrated BioPharma, Inc. (the “Company”) to fill the vacancy on the Company’s Board of Directors.  Mr. Friedman will serve as a Class III Director and his term will expire in 2022.

Mr. Friedman has over three decades of accounting and financial operations experience, including controller, chief financial officer and a partner with the accounting firm Shachat & Simpson, CPA's.   Mr. Friedman served as the Controller of RES Realty LLC from 2019 to 2020, was an independent consultant from 2016 to 2019 and the Controller of W & E Sales Co. Inc, from 2011 to 2016.  Mr. Friedman was previously employed by the Company from 2006 to 2011, serving several positions including Chief Financial Officer, Assistant to the President and the President of its branded subsidiary, AgroLabs, Inc.

Mr. Friedman was also appointed to the Audit Committee of the Board of Directors.

There is no arrangement or understanding with Mr. Friedman and any other person pursuant to which he was elected as a director of the Company. There is no family relationship between him and any director or executive officer of the Company, and he is not a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 9, 2020	Christina Kay
/s/ Christina Kay
Co-Chief Executive Officer